UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                 Date of Event Requiring Report: August 13, 2002
                                                 ---------------


                          INTERNATIONAL WIRELESS, INC.
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             (Exact name of Registrant as Specified in Its Charter)


           Maryland                       000-27045               36-4286069
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                              120 Presidential Way
                                Woburn, MA 01801
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (781) 939-7252
                               ------------------


           -----------------------------------------------------------
          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

     Not applicable.

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Not applicable.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.


ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

     Not applicable.


ITEM  5.  OTHER EVENTS.

     On August 13, 2002, the Registrant entered into a Termination Agreement with Graham F. Paxton its then President and CEO effective August 1, 2002 by mutual consent. Under said Termination Agreement, Mr. Paxton resigns from employment with the Registrant.

     In accordance with said Termination Agreement, the Registrant executed a promissory note bearing simple interest of 6%, commencing August 1, 2002, for the amount of $125,000.00 loaned to the Registrant by Mr. Paxton to be due on or before February 28, 2003. Mr. Paxton relinquished any rights to any shares in the Registrant's in accordance with his prior Employment Agreement. In consideration of the mutual releases in the Termination Agreement, the Registrant agreed to pay Mr. Paxton's rent to his apartment from September 1, 2002 through March 31, 2003 and to issue Mr. Paxton 250,000 options to purchase shares of the Registrant until August 1, 2003 at $1.05 per share.


ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     In accordance with the August 13, 2002 Termination Agreement with Graham F. Paxton, its then President and CEO effective August 1, 2002, Mr. Paxton resigned from the Registrant's Board of Directors.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Not Applicable.


ITEM  8.  CHANGE  IN  FISCAL  YEAR.

     Not applicable.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2002                             International Wireless, Inc.
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                                                   (Registrant)

                                                    /s/ Michael Dewar
                                                   ----------------------------
                                                     Michael Dewar, COO